UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

COSTAR GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Wilson Blvd. Arlington, VA		22209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.01 par value)	CSGP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 28, 2026, CoStar Group, Inc. (“CoStar Group” or the “Company”), through its wholly owned subsidiary, CoStar Realty Information, Inc., a Delaware corporation, entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Bora Holdings Group, L.P., a Delaware limited partnership (the “Seller”), and Bora, Inc., a Delaware corporation (together with its subsidiaries, “Zonda”), to acquire Zonda, a leading provider of new home construction data, homebuilder software, and residential real estate marketplace solutions, for $800 million in cash at closing (the “Transaction”).

Consummation of the Transaction is subject to certain customary conditions, including, among others: expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and certain other foreign regulatory laws, the absence of any law, order, decree, ruling or injunction of a governmental authority with jurisdiction prohibiting or making illegal the consummation of the Transaction. Each party’s obligation to consummate the Transaction is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance in all material respects by the other party with its obligations under the Purchase Agreement, and CoStar Group’s obligation to consummate the Transaction is subject to the absence of a material adverse effect related to Zonda. Consummation of the Transaction is not subject to approval by the stockholders of CoStar Group or to any financing condition.

The Purchase Agreement contains certain termination provisions for CoStar Group and the Seller, including the right of either party to terminate the Purchase Agreement if the Transaction is not consummated by May 28, 2027 (subject to extension in certain specified circumstances), or if any governmental authority with jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Transaction, and such order, decree or ruling shall have become final and nonappealable.

The representations, warranties and covenants of each party set forth in the Purchase Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties will not survive consummation of the Transaction and were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 29, 2026, the Company issued a press release (the “Press Release”) announcing the entry into the Purchase Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Item 7.01 and the Press Release shall be considered “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*#	Stock Purchase Agreement, dated May 28, 2026, by and among Bora Holdings Group, L.P., Bora, Inc. and CoStar Realty Information, Inc.

99.1	CoStar Group, Inc. Press Release dated May 29, 2026.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

*

Schedules and exhibits (or similar attachments) have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of any such schedules (or similar attachments) to the Securities and Exchange Commission upon request.

#	Certain personal information in this exhibit has been omitted in accordance with Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

	By:	/s/ Christian M. Lown
Date: May 29, 2026	Name:	Christian M. Lown
	Title:	Chief Financial Officer